UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2015

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Bond Offering

On August 3, 2015, Casella Waste Systems, Inc. (the “Company”) announced an offering of $15.0 million aggregate principal amount of Finance Authority of Maine Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2015 (the “Bonds”). An additional $15.0 million aggregate principal amount of Finance Authority of Maine solid waste disposal revenue bonds may be offered under the same indenture in the future. The Bonds will be guaranteed by certain subsidiaries of the Company (the “Guarantors”). The net proceeds of the Bonds will be loaned to the Company to enable it to finance or refinance the costs of certain of the Company’s solid waste landfill facilities and solid waste collection, organics and transfer, recycling and hauling facilities, and to pay for the costs of the issuance of the Bonds. The Bonds are being offered only to qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Bonds have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

As of June 30, 2015, the Company and the Guarantors would have had approximately $537.1 million of aggregate outstanding indebtedness (excluding approximately $27.0 million of outstanding undrawn letters of credit issued under that certain Loan and Security Agreement dated as of February 27, 2015, among the Company, the Guarantors named therein and Bank of America, N.A., as administrative agent, and the lenders from time to time party thereto (as amended, the “Senior Secured Loan Agreement”), an additional $66.5 million of availability under the Senior Secured Loan Agreement, and approximately $6.6 million of restricted cash held under the indenture for additional costs of certain capital projects in the state of Maine (the “Project”), assuming (i) the Bonds had been issued on June 30, 2015 and the proceeds thereof had been loaned to the Company, (ii) $0.3 million of the proceeds of the Bonds had been applied to the payment of transaction costs and (iii) approximately $8.1 million of the proceeds of the Bonds, which will be received as reimbursement for costs of the Project incurred prior to the issuance date, had been applied to the repayment of amounts outstanding under the Senior Secured Loan Agreement. In addition, the terms of the Company’s existing indebtedness permit the Company to incur additional debt.

A copy of the Company’s press release announcing the offering of the Bonds is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. Neither this Current Report on Form 8-K nor the press release attached hereto as Exhibit 99.1 hereto shall constitute an offer to sell or the solicitation of an offer to buy the Bonds, nor shall there be any sale of the Bonds in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

Forward-Looking Statements

Certain matters discussed in this Form 8-K are “forward-looking statements”, including, among others, the Company’s intention to issue the Bonds and its expectations regarding the use of proceeds of the Bonds, intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in the Company’s forward-looking statements. Such risks and uncertainties include or relate to, among other things: market conditions and the Company’s ability to consummate the offering of the Bonds. There can be no assurance that the Company will be able to complete the proposed offering of the Bonds on the anticipated terms, or at all. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in the Company’s Form 10-KT for the transition period ended December 31, 2014 and in the Company’s Form 10-Q for the quarterly period ended June 30, 2015. The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: August 3, 2015	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Casella Waste Systems, Inc. dated August 3, 2015